EXHIBIT 10(aa)

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:                                                CASE NO. 97-22199-BKC-RBR
                                                      CHAPTER 11

THE SINGING MACHINE COMPANY, INC.,
Tax ID# 95-3795478

         DEBTOR.
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                AGREEMENT REGARDING TREATMENT OF HARRY FOX AGENCY
                       IN DEBTOR'S PLAN OF REORGANIZATION

         THIS AGREEMENT regarding Plan treatment ("Agreement") is made as of the 16th day of December, 1997, by and between The Singing Machine Company, Inc., a Debtor-in-Possession ("SMC") and the Harry Fox Agency ("Harry Fox"), a DELAWARE corporation.

                                   WITNESSETH:

         WHEREAS, SMC filed a Chapter 11 bankruptcy proceeding on April 11, 1997 ("Petition Date"), and was assigned Case No. 97-22199-BKC-RBR (the "Bankruptcy Case");

         WHEREAS, SMC and Harry Fox have agreed that SMC is liable to Harry Fox for royalties due on the Cut-out Inventory (as hereinafter defined) in the amount of $414,598.16;

         WHEREAS, SMC and Harry Fox have agreed that the royalties due on the Cut-out Inventory shall be treated as a pre-petition debt owed by SMC to Harry Fox; and

         WHEREAS, Harry Fox elects to accept one (1) share of stock in SMC for each $2.00 of Pre-Petition Debt (as hereinafter defined), and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:


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                    ARTICLE I - RECITALS, EXHIBITS, SCHEDULES

         1.1 The foregoing recitals are true and correct and, together with the schedules and exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference. Capitalized words used herein and not otherwise defined in the text hereof shall have the meaning set forth in the Debtor's Plan of Reorganization and Disclosure Statement, as amended.

                 ARTICLE II - ROYALTIES DUE ON PRE-PETITION DEBT

         2.1 The Cut-out Inventory are those music selections that are listed on Schedule "A" hereto.

         2.2 SMC and Harry Fox agree that the royalties owed for the Cut-out Inventory (the "Cut-Out Royalties") shall be treated as pre-petition debt owed by SMC to Harry Fox and shall be included as part of Harry Fox's general unsecured claim in SMC's Bankruptcy Case. As of the Petition Date, the Cut-Out Royalties due were $414,598.16.

         2.3 In addition to the Cut-Out Royalties, SMC and Harry Fox agree that SMC owed, as of the Petition Date, Harry Fox $406,750.00 for royalties other than those owed for the Cut-Out Royalties (the "Pre-Petition Regular Royalties").

         2.4 Harry Fox shall amend its proof of claim filed in SMC's Bankruptcy Case to reflect $821,348.16 in general unsecured debt, which is the sum of the Cut-Out Royalties and the Pre-Petition Regular Royalties (collectively referred to as the "Pre-Petition Debt").

         2.5 Harry Fox agrees that the Pre-Petition Debt shall be treated as a general unsecured claim in the Debtor's Plan of Reorganization and further agrees to elect to accept the issuance of shares of common stock of the reorganized Debtor on the following basis: for each $2.00 of the

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Pre-Petition debt, Harry Fox will receive one (1) share of common stock.

                    ARTICLE III - POST-PETITION ROYALTIES DUE

         3.1 SMC recognizes that it has a continuing obligation to pay royalties since the filing of its Bankruptcy Case. SMC has paid to Harry Fox all its royalty obligations for the period commencing on the Petition Date through and including June 30, 1997. All royalty payments due for the period commencing July 1, 1997 and thereafter, shall be paid into the Trust Account of Edwards and Angell("Edwards & Angell") and shall be held in escrow until such time as Court enters a final order on the Debtor's Plan of Reorganization;

         3.2 Upon the Order confirming the Debtor's Plan of Reorganization becoming final and non-appealable, the Debtor shall calculate post-petition royalties due, excluding those royalties due on the Cut-Out Inventory (the "Post-Petition Royalties") and direct Edward & Angell to release from escrow and pay to Harry Fox an amount equal to the Post-Petition Royalties and turnover the remainder of the funds in the Trust Account to SMC.

         3.3 In the event that SMC's Chapter 11 Plan of Reorganization does not get confirmed, the Bankruptcy Case is converted to Chapter 7 or this Agreement is not approved by the Court, Edwards & Angell shall turnover to Harry Fox the entire sum deposited into the Trust Account pursuant to Paragraph 3.1 hereof for credit towards SMC's post-petition royalties due, including those royalties due on the Cut-Out Inventory.

                           ARTICLE IV - MISCELLANEOUS

         4.1 MODIFICATION. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

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         4.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party.

         4.3 NO WAIVER. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         4.4 GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

         4.5 COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. The parties may execute the Agreement by facsimilie transmitted signatures.

         4.6 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         4.7 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida, without giving effect to its choice of law or conflict of laws rule, and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

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         4.8 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         4.9 CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other, it being recognized that both SMC and Harry Fox have contributed substantially to the preparation of this Agreement.

         4.10 BANKRUPTCY COURT APPROVAL. This Agreement will be binding upon the parties and conditioned upon the entry of an Order by the Bankruptcy Court approving its terms.

         4.11 EXECUTION AUTHORITY. SMC and Harry Fox expressly authorize their respective attorneys to execute this Agreement on their behalf and have consented to the terms and conditions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

FURR AND COHEN, P.A.                    EDWARDS AND ANGELL
Attorney for Debtor                     Attorneys for Harry Fox Agency
1499 W. Palmetto Park Road              250 Royal Palm Way
Suite 412                               Suite 300
Boca Raton, FL  33486                   Palm Beach, FL 33480
561-395-0500                            (561) 833-7700


By /s/ LISA J. CHAIKLIN AFLALO          By: /s/ KENNI F. JUDD
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   LISA J. CHAIKLIN AFLALO, ESQ.            KENNI F. JUDD, ESQ.
   Florida Bar No. 0873179                  Florida Bar No. 602728

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